SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 217-6300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2012, CapLease, Inc. (“we” or the “Company”) and the Company’s subsidiary Caplease, LP amended and restated the Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “Sales Agent”) that we entered into on May 25, 2012 that relates to shares of (i) our common stock, par value $0.01 per share (“Common Stock”), (ii) our 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), and (iii) our 8.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). Pursuant to the Sales Agreement, we may offer and sell up to 19,000,000 shares of Common Stock (increased from 9,000,000 shares of our common stock), 1,000,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock (such shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, the “Securities”) from time to time through or to Cantor as the Sales Agent.

Sales of the Securities, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Securities or to or through a market maker, or in privately negotiated transactions. We have no obligation to sell any Securities pursuant to the Sales Agreement, and may at any time suspend solicitation and offers pursuant to the Sales Agreement or terminate the Sales Agreement.

The compensation to the Sales Agent for sales of the Securities will be a commission equal to up to 2.0% of the gross proceeds from the sales of shares pursuant to the Sales Agreement. Pursuant to the Sales Agreement, the Sales Agent will use commercially reasonable efforts to sell the Securities on our behalf. Under the terms of the Sales Agreement, we may also sell the Securities to the Sales Agent as principal for its own account at prices agreed upon at the time of sale. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Securities will be offered pursuant to our shelf registration statement on Form S-3 (File No. 333-171408) (the “Registration Statement”), which was declared effective on February 14, 2011 by the Securities and Exchange Commission (the “Commission”).

A prospectus supplement relating to the Securities and an accompanying prospectus were filed with the Commission on May 25, 2012, as supplemented by a prospectus supplement dated December 31, 2012, and are part of our Registration Statement. Interested investors should read the Registration Statement and all documents incorporated therein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The description of the Sales Agreement is qualified by reference to the agreement attached hereto as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Amended and Restated Controlled Equity Offering Sales Agreement, dated as of December 31, 2012, between Cantor Fitzgerald & Co., CapLease, Inc. and Caplease, LP
5.1	Opinion of Hunton & Williams LLP regarding the legality of the Securities
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel & Corporate Secretary
DATE: December 31, 2012